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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch World Income Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 7 to Registration Statement No. 33-42681 of our report dated February 7, 1997 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
April 25, 1997